Exhibit 99.1

TeraWulf Inc. Announces Proposed Private Offering of $500 million of Convertible Notes

EASTON, Md., Oct. 29, 2025 (GLOBE NEWSWIRE) -- TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, low-carbon digital infrastructure, today announced that it intends to offer, subject to market conditions and other factors, $500 million aggregate principal amount of convertible senior notes due 2032 (the “Convertible Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

TeraWulf also expects to grant the initial purchasers of the Convertible Notes an option to purchase, within a 13-day period beginning on, and including the date on which the Convertible Notes are first issued, up to an additional $75 million aggregate principal amount of the Convertible Notes. The offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the offering may be completed.

The Company intends to use the net proceeds to fund a portion of the cost of construction of a data center campus in Abernathy, Texas and for general corporate purposes.

The Convertible Notes will be senior unsecured obligations of the Company. The Convertible Notes will not bear regular interest, and the principal amount of the Convertible Notes will not accrete. The Convertible Notes will mature on May 1, 2032, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to February 1, 2032, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Convertible Notes will be convertible into cash in respect of the aggregate principal amount of the Convertible Notes to be converted and cash, shares of the Company’s common stock (“common stock”) or a combination of cash and shares of the common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes being converted. The initial conversion rate and other terms of the Convertible Notes will be determined at the time of pricing in negotiations with the initial purchasers of the Convertible Notes.

The Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, securities laws of any other jurisdiction, and the Convertibles Notes and such shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Convertible Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Convertible Notes, nor shall there be any sale of the Convertible Notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to delivering scalable, low-carbon compute capacity for next-generation AI and HPC customers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements concerning the proposed terms of the notes, the completion, timing and size of the proposed offering of the notes and the anticipated use of proceeds from the proposed offering. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (3) TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in TeraWulf’s filings with the SEC, which are available at www.sec.gov.

Contacts:

Investors: Investors@terawulf.com

Media: media@terawulf.com

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